Exhibit 99.1

Riverview Bank

Supplemental Executive Retirement Plan Agreement

This Supplemental Executive Retirement Plan Agreement (this “Agreement”) is adopted this 6th day of January, 2012, by and between Riverview Bank, a state-chartered bank located in Marysville, Pennsylvania (the “Bank”), and Brett Fulk (the “Executive”).

The purpose of this Agreement is to provide specified benefits to the Executive, a member of a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Bank.  This Agreement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended from time to time.

Article 1

Definitions

Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1           “Beneficiary” means each designated person or entity, or the estate of the deceased Executive, entitled to any benefits upon the death of the Executive pursuant to Article 4.

1.2           “Beneficiary Designation Form” means the form established from time to time by the Plan Administrator that the Executive completes, signs and returns to the Plan Administrator to designate one or more Beneficiaries.

1.3           “Board” means the Board of Directors of the Bank as from time to time constituted.

1.4           “Change in Control” means a change in the ownership or effective control of the Bank, or in the ownership of a substantial portion of the assets of the Bank, as such change is defined in Code Section 409A and regulations thereunder.

1.5           “Code” means the Internal Revenue Code of 1986, as amended, and all regulations and guidance thereunder, including such regulations and guidance as may be promulgated after the Effective Date.

1.6           “Disability” means the Executive: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees or directors of the Bank.  Medical determination of Disability may be made by either the Social Security Administration or by the provider of disability insurance covering employees or directors of the Bank provided that the definition of “disability” applied under such insurance program complies with the requirements of the preceding sentence.  Upon the request of the Plan Administrator, the Executive must submit proof to the Plan Administrator of the Social Security Administration’s or the provider’s determination.

1.7           “Early Termination” means Separation from Service before attainment of Normal Retirement Age except when such Separation from Service occurs following a Change in Control or due to death, Disability or Termination for Cause.

1.8           “Effective Date” means January 1, 2012.

1.9           “Employment Agreement” means the Employment Agreement between the Bank and the Executive dated

January 4, 2012 and any amendments thereafter.

1.10         “Normal Retirement Age” means age sixty-two (62).

1.11         “Normal Retirement Date” means the later of Normal Retirement Age or Separation from Service.

1.12         “Plan Administrator” means the Board or such committee or person as the Board shall appoint.

1.13         “Plan Year” means each twelve (12) month period commencing on January 1 and ending on December 31 of each year.

1.14         “Separation from Service” means termination of the Executive’s employment with the Bank for reasons other than death or Disability.  Whether a Separation from Service has occurred is determined in accordance with the requirements of Code Section 409A based on whether the facts and circumstances indicate that the Bank and Executive reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Executive would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding thirty-six (36) month period (or the full period of services to the Bank if the Executive has been providing services to the Bank less than thirty-six (36) months).

1.15         “Schedule A” means the schedule attached to this Agreement and made a part hereof.  Schedule A shall be updated upon a change in any of the benefit amounts under Article 2 or 3.

1.16         “Specified Employee” means an employee who at the time of Separation from Service is a key employee of the Bank, if any stock of the Bank is publicly traded on an established securities market or otherwise.  For purposes of this Agreement, an employee is a key employee if the employee meets the requirements of Code Section 416(i)(1)(A)(i), (ii), or (iii) (applied in accordance with the regulations thereunder and disregarding section 416(i)(5)) at any time during the twelve (12) month period ending on December 31 (the “identification period”).  If the employee is a key employee during an identification period, the employee is treated as a key employee for purposes of this Agreement during the twelve (12) month period that begins on the first day of April following the close of the identification period.

1.17         “Termination for Cause” means Separation from Service for fraud or dishonesty committed in connection with the Executive’s employment and resulting in a material adverse effect on the Bank.

Article 2

Distributions During Lifetime

2.1           Normal Retirement Benefit.  Upon Separation from Service after attaining Normal Retirement Age, the Bank shall distribute to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Article.

2.1.1        Amount of Benefit.  The initial annual benefit under this Section 2.1 is Twenty Thousand Dollars ($20,000).  Notwithstanding the foregoing, if Separation from Service occurs after the Executive reaches Normal Retirement Age, for each full month between Normal Retirement Age and Separation from Service, the Bank shall increase the annual benefit by .3274%.  The Bank may further increase the annual benefit under this Section 2.1 at the sole and absolute discretion of the  Board.  Any such discretionary increase shall require the recalculation of all the amounts on Schedule A attached hereto.

2.1.2        Distribution of Benefit.  The Bank shall distribute the annual benefit to the Executive in twelve (12) equal monthly installments commencing on the first day of the month following Normal Retirement Date.  The annual benefit shall be distributed to the Executive for twenty (20) years.

2.2           Early Termination Benefit.  If Early Termination occurs, the Bank shall distribute to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Article.

2.2.1        Amount of Benefit.  The annual benefit under this Section 2.2 is the Early Termination Annual Benefit set forth on Schedule A for the Plan Year ended immediately prior to the Early Termination. Additionally, the annual benefit amount shall be increased by a pro-rated amount relative to the Executive’s service during the partial Plan Year in which Separation from Service takes place.  This amount will be added to the Annual Benefit amount at the end of the preceding Plan Year on Schedule A.

2.2.2        Distribution of Benefit.  The Bank shall distribute the annual benefit to the Executive in twelve (12) equal monthly installments commencing on the first day of the month following Normal Retirement Age.  The annual benefit shall be distributed to the Executive for twenty (20) years.

2.3           Disability Benefit.  If the Executive experiences a Disability prior to Normal Retirement Age, the Bank shall distribute to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Article.

2.3.1        Amount of Benefit.  The benefit under this Section 2.3 is the Disability Annual Benefit set forth on Schedule A for the Plan Year ended immediately prior to the date on which Disability occurs. Additionally, the annual benefit amount shall be increased by a pro-rated amount relative to the Executive’s service during the partial Plan Year in which Separation from Service takes place.  This amount will be added to the Annual Benefit amount at the end of the preceding Plan Year on Schedule A.

2.3.2        Distribution of Benefit.  The Bank shall distribute the annual benefit to the Executive in twelve (12) equal monthly installments commencing on the first day of the month following Disability.  The annual benefit shall be distributed to the Executive for twenty (20) years.

2.4           Change in Control Benefit.  If a Change in Control occurs prior to Normal Retirement Age followed by Separation from Service, the Bank shall distribute to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Article.

2.4.1    Amount of Benefit.  The benefit under this Section 2.4 is the Change in Control Annual Benefit set forth on Schedule A for the Plan Year ended immediately prior to the date on which Separation from Service occurs.

2.4.2    Distribution of Benefit.  The Bank shall distribute the annual benefit to the Executive in twelve (12) equal monthly installments commencing on the first day of the month following Normal Retirement Age.  The annual benefit shall be distributed to the Executive for twenty (20) years.

2.5           Restriction on Commencement of Distributions.  Notwithstanding any provision of this Agreement to the contrary, if the Executive is considered a Specified Employee, the provisions of this Section 2.5 shall govern all distributions hereunder.  If benefit distributions which would otherwise be made to the Executive due to Separation from Service are limited because the Executive is a Specified Employee, then such distributions shall not be made during the first six (6) months following Separation from Service.  Rather, any distribution which would otherwise be paid to the Executive during such period shall be accumulated and paid to the Executive in a lump sum on the first day of the seventh month following Separation from Service.  All subsequent distributions shall be paid in the manner specified.

2.6           Distributions Upon Taxation of Amounts Deferred. If, pursuant to Code Section 409A, the Federal Insurance Contributions Act or other state, local or foreign tax, the Executive becomes subject to tax on the amounts deferred hereunder, then the Bank may make a limited distribution to the Executive in a manner that conforms to the requirements of Code section 409A.  Any such distribution will decrease the Executive’s benefits distributable under this Agreement.

2.7           Change in Form or Timing of Distributions.  For distribution of benefits under this Article 2, the Executive and the Bank may, subject to the terms of Section 8.1, amend this Agreement to delay the timing or change the form of distributions.  Any such amendment:

(a)           may not accelerate the time or schedule of any distribution, except as provided in Code Section 409A;

(b)           must, for benefits distributable under Section 2.2 be made at least twelve (12) months prior to the first scheduled distribution;

(c)           must, for benefits distributable under Sections 2.1, 2.2, and 2.4, delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made; and

(d)           must take effect not less than twelve (12) months after the amendment is made.

Article 3

Distribution at Death

3.1           Death During Active Service.  If the Executive dies prior to Separation from Service, the Bank shall distribute to the Beneficiary the benefit described in this Section 3.1.  This benefit shall be distributed in lieu of any benefit under Article 2.

3.1.1        Amount of Benefit.  The benefit under this Section 3.1 is the Pre-Retirement Death Benefit amount set forth in Schedule A for the Plan Year ended immediately prior to the date on which Separation from Service due to death occurs. Additionally, the Lump Sum Benefit amount shall be increased by a pro-rated amount relative to the Executive’s service during the partial Plan Year in which Separation from Service due to death takes place.  This amount will be added to the Lump Sum Benefit amount at the end of the preceding Plan Year on Schedule A.

3.1.2        Distribution of Benefit.  The Bank shall distribute the benefit to the Beneficiary in a lump sum within sixty (60) days following the Executive’s death. The Beneficiary shall be required to provide to the Bank the Executive’s death certificate.

3.2           Death During Distribution of a Benefit.  If the Executive dies after the benefit payments have commenced under this Agreement but before receiving all such payments, the Bank shall pay the remaining benefits to the Executive’s beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.  The Beneficiary shall be required to provide to the Bank the Executive’s death certificate.

3.3           Death Before Benefit Distributions Commence.  If the Executive is entitled to benefits under this Agreement, but dies prior to receiving said benefits, the Bank shall pay to the Executive’s beneficiary the same benefits, in the same manner, they would have been paid to the Executive had the Executive survived; however, said benefit payments will commence within 60 days of receipt by the Bank of the Executive’s death certificate.  The Beneficiary shall be required to provide to the Bank the Executive’s death certificate.

Article 4

Beneficiaries

4.1           In General.  The Executive shall have the right, at any time, to designate a Beneficiary to receive any benefit distributions under this Agreement upon the death of the Executive.  The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designated under any other plan of the Bank in which the Executive participates.

4.2           Designation.  The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form and delivering it to the Plan Administrator or its designated agent.  If the Executive names someone other than the Executive’s spouse as a Beneficiary, the Plan Administrator may, in its sole discretion, determine that spousal consent is required to be provided in a form designated by the Plan Administrator, executed by the Executive’s spouse and returned to the Plan Administrator.  The Executive’s beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved.  The Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator’s rules and procedures.  Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled.  The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator prior to the Executive’s death.

4.3           Acknowledgment.  No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

4.4           No Beneficiary Designation.  If the Executive dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive’s spouse shall be the designated Beneficiary.  If the Executive has no surviving spouse, any benefit shall be paid to the Executive’s estate.

4.5           Facility of Distribution.  If the Plan Administrator determines in its discretion that a benefit is to be distributed to a minor, to a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Plan Administrator may direct distribution of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person.  The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit.  Any distribution of a benefit shall be a distribution for the account of the Executive and the Beneficiary, as the case may be, and shall completely discharge any liability under this Agreement for such distribution amount.

Article 5

General Limitations

5.1           Termination for Cause.  Notwithstanding any provision of this Agreement to the contrary, the Bank shall not distribute any benefit under this Agreement if the Executive’s employment with the Bank is terminated by the Bank due to a Termination for Cause.

5.2           Suicide or Misstatement.  No benefit shall be distributed if the Executive commits suicide within two (2) years after the Effective Date, or if an insurance company which issued a life insurance policy covering the Executive and owned by the Bank denies coverage (i) for material misstatements of fact made by the Executive on an application for such life insurance, or (ii) for any other reason.

5.3           Removal.  Notwithstanding any provision of this Agreement to the contrary, the Bank shall not distribute any benefit under this Agreement if the Executive is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act.

5.4           Regulatory Restrictions. Notwithstanding anything herein to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, shall be subject upon compliance with 12 U.S.C. 1828 and FDIC Regulation 12 CFR Part 359, Golden Parachute Indemnification Payments and any other regulations or guidance promulgated thereunder.

5.5           Competition after Separation from Service.  The Bank shall not distribute any benefit under this Agreement if the non-compete provision in the Employment Agreement is violated.  This section shall not apply following a Change in Control.

Article 6

Administration of Agreement

6.1          Plan Administrator Duties.  The Plan Administrator shall administer this Agreement according to its express terms and shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions, including interpretations of this Agreement, as may arise in connection with this Agreement to the extent the exercise of such discretion and authority does not conflict with Code Section 409A.

6.2          Agents.  In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as the Plan Administrator sees fit, including acting through a duly appointed representative, and may from time to time consult with counsel who may be counsel to the Bank.

6.3          Binding Effect of Decisions.  Any decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation or application of this Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Agreement.

6.4          Indemnity of Plan Administrator.  The Bank shall indemnify and hold harmless the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator.

6.5           Bank Information.  To enable the Plan Administrator to perform its functions, the Bank shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the Executive’s death, Disability or Separation from Service, and such other pertinent information as the Plan Administrator may reasonably require.

Article 7

Claims And Review Procedures

7.1           Claims Procedure.  An Executive or Beneficiary (“claimant”) who has not received benefits under this Agreement that he or she believes should be distributed shall make a claim for such benefits as follows:

7.1.1        Initiation — Written Claim.  The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits.  If such a claim relates to the contents of a notice received by the claimant, the claim must be made within sixty (60) days after such notice was received by the claimant.  All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred.  The claim must state with particularity the determination desired by the claimant.

7.1.2        Timing of Plan Administrator Response.  The Plan Administrator shall respond to such claimant within thirty (30) days after receiving the claim.  If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional thirty (30) days by notifying the claimant in writing, prior to the end of the initial thirty (30) day period, which an additional period is required.  The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

7.1.3        Notice of Decision.  If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial.  The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant.  The notification shall set forth:

(a)           The specific reasons for the denial;

(b)           A reference to the specific provisions of this Agreement on which the denial is based;

(c)           A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;

(d)           An explanation of this Agreement’s review procedures and the time limits applicable to such procedures; and

(e)           A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

7.2           Review Procedure.  If the Plan Administrator denies part or the entire claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial as follows:

7.2.1        Initiation — Written Request.  To initiate the review, the claimant, within sixty (60) days after receiving the Plan Administrator’s notice of denial, must file with the Plan Administrator a written request for review.

7.2.2        Additional Submissions — Information Access.  The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim.  The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.

7.2.3        Considerations on Review.  In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

7.2.4        Timing of Plan Administrator Response.  The Plan Administrator shall respond in writing to such claimant within thirty (30) days after receiving the request for review.  If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional thirty (30) days by notifying the claimant in writing, prior to the end of the initial thirty (30) day period, which an additional period is required.  The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

7.2.5        Notice of Decision.  The Plan Administrator shall notify the claimant in writing of its decision on review.  The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant.  The notification shall set forth:

(a)           The specific reasons for the denial;

(b)           A reference to the specific provisions of this Agreement on which the denial is based;

(c)           A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits; and

(d)           A statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

7.3           Arbitration of Claims.  All claims or controversies arising out of or in connection with this Agreement shall, subject to the initial review provided for in the foregoing provisions of this Article, be resolved through arbitration.  Except as otherwise mutually agreed to by the parties, any arbitration shall be administered under and by the American Arbitration Association (“AAA”), in accordance with the AAA procedures then in effect.  The arbitration shall be held in the AAA office nearest to where the Executive is or was last employed by the Bank or at a mutually agreeable location.

Article 8

Amendments and Termination

8.1           Amendments.  This Agreement may be amended only by a written agreement signed by the Bank and the Executive.  However, the Bank may unilaterally amend this Agreement to conform with written directives to the Bank from its auditors or banking regulators or to comply with legislative changes or tax law, including without limitation Code Section 409A.

8.2           Plan Termination Generally.  This Agreement may be terminated only by a written agreement signed by the Bank and the Executive.  The benefit shall be the Accrual Balance as of the date this Agreement is terminated.  Except as provided in Section 8.3, the termination of this Agreement shall not cause a distribution of benefits under this Agreement.  Rather, upon such termination benefit distributions will be made at the earliest distribution event permitted under Article 2 or Article 3.

8.3           Plan Terminations Under Code Section 409A.  Notwithstanding anything to the contrary in Section 8.2, if the Bank terminates this Agreement in the following circumstances:

(a)           Within thirty (30) days before or twelve (12) months after a Change in Control, provided that all distributions are made no later than twelve (12) months following such termination of this Agreement and further provided that all the Bank’s arrangements which are substantially similar to this Agreement are terminated so the Executive and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of such termination;

(b)           Upon the Bank’s dissolution or with the approval of a bankruptcy court provided that the amounts deferred under this Agreement are included in the Executive’s gross income in the latest of (i) the calendar year in which this Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

(c)           Upon the Bank’s termination of this and all other arrangements that would be aggregated with this Agreement pursuant to Treasury Regulations Section 1.409A-1(c) if the Executive participated in such arrangements (“Similar Arrangements”), provided that (i) the termination and liquidation does not occur proximate to a downturn in the financial health of the Bank, (ii) all termination distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and (iii) the Bank does not adopt any new arrangement that would be a Similar Arrangement for a minimum of three (3) years following the date the Bank takes all necessary action to irrevocably terminate and liquidate the Agreement;

the Bank may distribute the Accrual Balance, determined as of the date of the termination of this Agreement, to the Executive in a lump sum subject to the above terms.

Article 9

Miscellaneous

9.1           Binding Effect.  This Agreement shall bind the Executive and the Bank and their beneficiaries, survivors, executors, administrators and transferees.

9.2           No Guarantee of Employment.  This Agreement is not a contract for employment.  It does not give the Executive the right to remain as an employee of the Bank nor interfere with the Bank’s right to discharge the Executive.  It does not require the Executive to remain an employee nor interfere with the Executive’s right to terminate employment at any time.

9.3           Non-Transferability.  Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

9.4           Tax Withholding and Reporting.  The Bank shall withhold any taxes that are required to be withheld, including but not limited to taxes owed under Code Section 409A from the benefits provided under this Agreement.  The Executive acknowledges that the Bank’s sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authorities.  The Bank shall satisfy all applicable reporting requirements, including those under Code Section 409A.

9.5           Applicable Law.  This Agreement and all rights hereunder shall be governed by the laws of the Commonwealth of Pennsylvania, except to the extent preempted by the laws of the United States of America.

9.6           Unfunded Arrangement.  The Executive and the Beneficiary are general unsecured creditors of the Bank for the distribution of benefits under this Agreement.  The benefits represent the mere promise by the Bank to distribute such benefits.  The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors.  Any insurance on the Executive’s life or other informal funding asset is a general asset of the Bank to which the Executive and Beneficiary have no preferred or secured claim.

9.7           Reorganization.  The Bank shall not merge or consolidate into or with another bank, or reorganize, or sell substantially all of its assets to another bank, firm or person unless such succeeding or continuing bank, firm or person agrees to assume and discharge the obligations of the Bank under this Agreement.  Upon the occurrence of such an event, the term “Bank” as used in this Agreement shall be deemed to refer to the successor or survivor entity.

9.8           Entire Agreement.  This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof.  No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

9.9           Interpretation.  Wherever the fulfillment of the intent and purpose of this Agreement requires and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

9.10         Alternative Action.  In the event it shall become impossible for the Bank or the Plan Administrator to perform any act required by this Agreement due to regulatory or other constraints, the Bank or Plan Administrator may perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Bank, provided that such alternative act does not violate Code Section 409A.

9.11         Headings.  Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any provision herein.

9.12         Validity.  If any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal or invalid provision had never been included herein.

9.13         Notice.  Any notice or filing required or permitted to be given to the Bank or Plan Administrator under this Agreement shall be sufficient if in writing and hand-delivered or sent by registered or certified mail to the address below:

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to the Executive under this Agreement shall be sufficient if in writing and hand-delivered or sent by mail to the last known address of the Executive.

9.14         Compliance with Section 409A.  This Agreement shall be interpreted and administered consistent with Code Section 409A.

IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Bank have signed this Agreement.

EXECUTIVE	BANK

/s/ Brett D. Fulk	By:	/s/ Robert M. Garst
Brett Fulk	Title:	Chief Executive Officer

☒           New Designation

☐            Change in Designation

I, Brett Fulk, designate the following as Beneficiary under this Agreement:

Primary:
%
%
Contingent:
%
%

Notes:

•                  Please PRINT CLEARLY or TYPE the names of the beneficiaries.

•                  To name a trust as Beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

•                  To name your estate as Beneficiary, please write “Estate of [your name]”.

•                  Be aware that none of the contingent beneficiaries will receive anything unless ALL of the primary beneficiaries predecease you.

I understand that I may change these beneficiary designations by delivering a new written designation to the Plan Administrator, which shall be effective only upon receipt and acknowledgment by the Plan Administrator prior to my death.  I further understand that the designations will be automatically revoked if the Beneficiary predeceases me, or, if I have named my spouse as Beneficiary and our marriage is subsequently dissolved.

Name:	Brett Fulk

Signature:	/s/ Brett D. Fulk	Date	January 6, 2012

Received by the Plan Administrator this 6th day of January, 2012

By:	/s/ Theresa M. Wasko

Title:	Chief Financial Officer

Supplemental Executive Retirement Plan Hypothetical Termination Benefits Schedule	Plan Year Reporting

Brett Fulk

Birth Date: 8/14/1968

Normal Retirement: 8/14/2030, Age 62

					Pre-retire.
					Death
		Early Termination	Disability	Change in Control	Benefit
		Annual Benefit(2)	Annual Benefit(2)	Annual Benefit(2)
		Amount Payable at	Amount Payable	Amount Payable at	Lump Sum
		Normal Retirement Age	Upon Disability	Normal Retirement Age	Benefit
		Based On	Based On	Based On	Based On
	Age	Account Value	Account Value	Benefit	Account Value
Values	(1)	(2)	(3)	(4)	(5)
Jan 2012 (1)	43	0	0	20,000	146,053
Dec 2012	44	0	444	20,000	150,435
Dec 2013	45	0	933	20,000	154,948
Dec 2014	46	3,214	1,471	20,000	159,596
Dec 2015	47	4,286	2,062	20,000	164,384
Dec 2016	48	5,357	2,709	20,000	169,316
Dec 2017	49	6,429	3,417	20,000	174,395
Dec 2018	50	7,500	4,190	20,000	179,627
Dec 2019	51	8,571	5,034	20,000	185,016
Dec 2020	52	9,643	5,953	20,000	190,567
Dec 2021	53	10,714	6,953	20,000	196,283
Dec 2022	54	11,786	8,039	20,000	202,172
Dec 2023	55	12,857	9,219	20,000	208,237
Dec 2024	56	13,929	10,498	20,000	214,484
Dec 2025	57	15,000	11,884	20,000	220,919
Dec 2026	58	16,071	13,384	20,000	227,546
Dec 2027	59	17,143	15,007	20,000	234,373
Dec 2028	60	18,214	16,761	20,000	241,404
Dec 2029	61	19,286	18,655	20,000	248,646
Aug 2030	62	20,000	20,000	20,000	253,594

(1) The first line reflects just the initial values as of January 1, 2012.

(2) The annual benefit amount will be distributed in 12 equal monthly payments for a total of 240 monthly payments.

The purpose of this hypothetical illustration is to show the participant’s annual benefit based on various termination assumptions.  Actual benefits are based on the terms and provisions of the plan agreement.  Consequently, actual benefits may differ from those shown on this Hypothetical Termination Benefits Schedule.